CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Generex Biotechnology Corporation on Form S-3, as amended (File No. 333-150562, 333-67118, 333-106519, 333-110493, 333-112891, 333-117822, 333-121309, 333-126624, 333-128328, 333-131430, 333-135284, and 333-164591), Form S-1, as amended (File No. 333-180170, File No. 333-183865, File No. 333-187656, File No. 333-189766, File No.333-193548, File No. 333-195057, File No. 333-205736 and File No. 333-205724,) and Form S-8, as amended (File No. 333-55072, 333-66654, 333-88026, 333-145412 and 333-197234,), of our report dated October 7, 2015 relating to the consolidated financial statements of the Company for the years ended July 31, 2015 and 2014 included in the Annual Report of Generex Biotechnology Corporation on Form 10-K for the year ended July 31, 2015. Our report relating to the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MNP LLP

Toronto, Canada

October 9, 2015